UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AUDIBLE, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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8/26/2003

To Our Shareholders:

For Audible, the year 2002 was a time of growth in which any company would take pride. Consumer content revenues more than doubled over the course of the year, as they did in 2001. But in retrospect, as our growth and financial solidity has continued to increase markedly in 2003, last year appears as a time when our loyal premium audio service customers, professional consumer product reviewers, and powerful corporate partners began to help us convey the power and pleasures of the Audible listening experience.

As customer word of mouth became an important driver of new customer acquisition throughout the course of 2002, CNET’s editors validated our intensive efforts to make our service better and easier in every way by naming Audible the #1 entertainment application on the Web. Since then, CNET has selected the Audible.com service as the Web’s "best consumer service." During 2002 a reviewer in the AARP’s key publication recommended Audible to its members as something that can change your life. And Apple Computer, whose products represent the pinnacle of design elegance and consumer usability, decided that Audible was good enough to be embedded in their iTunes and iPod platform by brand name – something that almost never happens in the realm of tech platforms.

The profile of our customer changed during 2002. The population of technically adept "early adopters," who discovered Audible.com in the past, gave way to a generally busy commuter with information and entertainment needs; someone who owns a computer and is connected online. There are many tens of millions of people in this consumer category.

With these changes our strategy turned to striking powerful partnerships with large companies – entities that can profit and gain consumer loyalty and product distinction alongside Audible by exposing their own customers to our award-winning audio service. During 2002 we struck partnerships with Apple, Palm, MSN, Cox Communications, Roxio, AT&T Wireless, and other companies, and we have continued to work to strike alliances with computer retailers, audio device manufacturers, broadband service providers, retailers, telecommunications companies, Web portals, and software companies that can spread the word about Audible.

With new consumer exposure via partnerships and other marketing efforts, we intend to continue our strong growth and achieve cash flow positive operations. Our recent transaction with Bertelsmann and Apax partners, which was announced on August 4, 2003, allows us to add a stronger balance sheet and cash position to our tactical and strategic progress.

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Audible is one of the young emerging growth companies that has survived a particularly harsh period for early stage enterprises – particularly those seeking to employ new technologies to achieve new operational economies and new consumer opportunities. Your management team is now focused on transcending the status of survivor. We intend to move quickly into the realm of sustainable success.

Sincerely,

/s/ Donald Katz
Donald Katz, Chairman & CEO

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AUDIBLE, INC.
65 Willowbrook Boulevard
Wayne, N.J. 07470-7056
(973) 837-2700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 25, 2003

The annual meeting of stockholders of Audible, Inc., a Delaware corporation (the "Company"), will be held on Thursday, September 25, 2003, at 10:00 a.m., local time, at the offices of the Company, 65 Willowbrook Boulevard, Wayne, N.J. 07470, for the following purposes:

1.	To elect two directors to serve until the 2006 annual meeting of stockholders, and until their successors are elected and duly qualified;

2.	To ratify the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2003;

3.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.01 per share, from 75,000,000 shares to 120,000,000 shares;

4.	To ratify an amendment to the Company’s 1999 Stock Incentive Plan to increase from 9,000,000 to 12,600,000 the number of shares which may be issued pursuant to the 1999 Stock Incentive Plan; and

5.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

The foregoing matters are described in more detail in the enclosed proxy statement. The board of directors has fixed the close of business on August 19, 2003 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting and any postponement or adjournment thereof. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the annual meeting or any postponement or adjournment thereof.

By Order of the Board of Directors,

/s/ Nancy A. Spangler
Nancy A. Spangler
Secretary

Wayne, New Jersey
August 29, 2003

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Audible, Inc.
65 Willowbrook Boulevard
Wayne, N.J. 07470-7056
(973) 837-2700

PROXY STATEMENT

    Your vote at the annual meeting is important to us. Please vote your shares of common stock and/or preferred stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the annual meeting and was prepared by our management for the board of directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about September 2, 2003.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

    You can vote your shares if our records show that you owned shares of our common stock, Series A convertible preferred stock, Series B convertible preferred stock and/or Series C convertible preferred as of August 19, 2003. A total of 30,997,944 shares of common stock, 3,473,967 shares of Series A convertible preferred stock, 1,250,000 shares of Series B convertible preferred stock and 1,111,111 shares of Series C convertible preferred stock were outstanding on the record date and are entitled to vote at the annual meeting. Each stockholder is entitled to one vote for each share of common stock, 4.0323 votes for each share of Series A convertible preferred stock, one vote for each share of Series B convertible preferred stock and ten votes for each share of Series C convertible preferred stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

    Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for each of the two director nominees and for each of the other proposals to be considered at the meeting.

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What if other matters come up at the annual meeting?

    The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they determine, in their discretion.

Can I change my vote after I return my proxy card?

    Yes. At any time before the vote on a proposal, you can change your vote either by giving our corporate secretary a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

Can I vote in person at the annual meeting rather than by completing the proxy card?

    Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

    If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

    We will hold the annual meeting if there is a quorum. In order to have a quorum, the holders of a majority of: (i) our issued and outstanding shares of common stock, and (ii) our issued and outstanding shares of common stock, Series A convertible preferred stock, Series B convertible preferred stock and Series C convertible preferred stock, voting together as a single class (on an as converted basis), must either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

    If your shares are held in the name of a nominee, and you do not tell the nominee by September 14, 2003 how to vote your shares (so-called "broker nonvotes"), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

Who pays for this proxy solicitation?

    We do. In addition to sending you these materials, some of our directors and employees may contact you by telephone, by mail, or in person. None of our directors or employees will receive any extra compensation for any such solicitation.

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ANNUAL REPORT

    The company’s annual report on form 10-K/A to stockholders for the fiscal year ended December 31, 2002 has been included in the mailing of this Proxy Statement. Stockholders are referred to the report for financial and other information about the company, but such report is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material. ADDITIONAL COPIES OF THE FORM 10-K/A WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO AUDIBLE, INC., 65 WILLOWBROOK ROAD, WAYNE, NEW, JERSEY 07470-7056, ATTENTION: ANDREW KAPLAN.

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PROPOSAL NO.  1:  ELECTION OF DIRECTORS

    Our board of directors is divided into three classes. The number of directors is determined from time to time by the board of directors and is currently fixed at eight members. A single class of directors is elected each year at the annual meeting. Each director elected at each such meeting will serve for a term ending on the date of the third annual meeting of stockholders after his election and until his successor has been elected and duly qualified.

    Two directors are to be elected at this annual meeting to serve until the 2006 annual meeting, and until their successors are elected and duly qualified. In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for any substitute nominee designated by the present board of directors or the proxyholders to fill such vacancy, or the board of directors may be reduced in accordance with our bylaws. The board of directors has no reason to believe that the persons named will be unable or unwilling to serve as nominees or as directors if elected.

    Set forth below is certain information concerning the nominees and the other incumbent directors:

Directors to be Elected at the 2003 Annual Meeting

    Gary L. Ginsberg , age 40, has been a director since April 2001. Since January 1999, Mr. Ginsberg has been serving as Executive Vice President of Investor Relations and Corporate Communications of News Corporation, and as a member of the Executive Management Committee since June 2000. Prior to joining News Corporation, Mr. Ginsberg served as managing director at the New York based strategic consulting firm of Clark & Weinstock from November 1996 until December 1998. Mr. Ginsberg also served as Senior Editor and Counsel of George Magazine from March 1995 until November 1996.

    Johannes Mohn , age 53, has been a director since April 2001. Since June 2001, Mr. Mohn has been serving as Vice President of Media Technology at Bertelsmann A.G. From December 1998 to May 2001, Mr. Mohn served as Vice President of Technology Management at Direct Group, Bertelsmann A.G. From May 1995 to November 1998, Mr. Mohn served as Managing Director of Bertelsmann Kalendar GmbH, a subsidiary of Bertelsmann A.G. and also served as Managing Director of Mohndruck Kalendar und Promotion Verlag GmbH, a subsidiary of Bertelsmann A.G., and Dohse & Broelemann GmbH.

Directors Whose Terms Expire in 2004

    Richard Brass , age 52, has been a director since April 1999. Since November 1997, Mr. Brass has been Vice President, Technology Development at Microsoft Corporation. From 1989 to July 1997, Mr. Brass worked for Oracle Corporation, serving in various roles, including Senior Vice President.

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    Winthrop Knowlton , age 72, has been a director since November 1996. Since 1989, Mr. Knowlton has been serving as Chairman and Chief Executive Officer of Knowlton Brothers, Inc., a management company for limited partnerships and offshore funds investing in the U.S.

    Oren Zeev , age 39, has been a director since August 1, 2003. Mr. Zeev joined Apax Partners, one of the world's leading private equity funds in 1995 and has been a partner since 1999. Previously, Mr. Zeev was a research staff member at IBM.

Directors Whose Terms Expire in 2005

    Donald R. Katz , age 51, has been the Chairman of the board of directors since April 1999, and a director since co-founding Audible in November 1995. Since July 2001, Mr. Katz has been serving as our Chief Executive Officer. From October 1999 to February 2000 and from November 1995 to March 1998, Mr. Katz served as our President and Chief Executive Officer. Prior to co-founding Audible, Mr. Katz was an author, business journalist and media consultant for over twenty years.

    Richard Sarnoff , age 44, has been a Director since March 2001. Mr. Sarnoff has served as President of Random House Ventures since March 2000, and as President of Random House Corporate Development Group since June 2000. In 2002, Mr. Sarnoff became a member of the Supervisory Board of Bertelsmann AG, the parent company of Random House, Inc. From 1998 to 2000, Mr. Sarnoff served as Executive Vice President and Chief Financial Officer of Random House after having served in the same capacity at Bantam Doubleday Dell, Inc. from 1996 to 1998. Prior to 1998, Mr. Sarnoff served Bantam Doubleday Dell (predecessor to Random House), in various management positions, including Senior Vice President of Diversified Publishing and New Media, Vice President of Strategic Planning, Director of Marketing for the Bantam Publishing Division, and Director of Planning for the Sales and Marketing Division. Mr. Sarnoff currently also serves on the Board of Directors of The Princeton Review, Inc. (Nasdaq: REVU), Ebrary, Inc., Xlibris, Inc., and Classic Media, Inc.

    Andrew P. Kaplan , age 49, has been a director since February 2002. Mr. Kaplan has been our Executive Vice President and Chief Financial Officer since June 1999. From June 1997 to May 1999, Mr. Kaplan served as Chief Financial Officer of Thomson Corporation Publishing International, a division of The Thomson Corporation. From September 1995 to May 1997, Mr. Kaplan served as Senior Vice President and Chief Financial Officer of Vertis, Inc., an advertising services company. From March 1989 to August 1995, Mr. Kaplan served as Vice President and Chief Financial Officer of Time Life, a division of AOL Time Warner Inc.

    Unless marked otherwise, proxies received will be voted for the election of the nominees named above.

Required Vote

    Election of directors will be by a plurality of the votes of the shares of stock entitled to vote on the election of directors. Accordingly, the nominees for director receiving the highest

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number of affirmative votes cast on the election of directors at the Annual Meeting will be elected as directors.

Recommendation of the Board of Directors

    OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

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THE BOARD OF DIRECTORS AND COMMITTEES

    Our board of directors met three times during 2002. No director, with the exception of Messrs. Brass and Ginsberg, attended less than 75 percent of the aggregate of: (i) the total number of meetings of the board of directors, and (ii) the total number of meetings held by all committees of the board of directors.

    Audit Committee. The members of the Audit Committee are Winthrop Knowlton, Richard Sarnoff and Gary L. Ginsberg. Each member of the Audit Committee is "independent" according to Rule 4200(a)(15) of the NASD’s listing standards. The audit committee met six times during 2002.

    The Audit Committee:

  recommends to our board of directors the independent auditors to conduct the annual audit of our books and records;
  reviews the proposed scope and results of the audit;
  reviews accounting and financial controls with the independent public accountants and our financial and accounting staff; and
  reviews and approves transactions between us and our directors, officers and affiliates.
    The board of directors adopted a written charter for the Audit Committee that governs the Audit Committee’s responsibilities and functions, and such written charter has been previously filed with the Securities and Exchange Commission.

    Compensation Committee. The members of the Compensation Committee are Winthrop Knowlton, Richard Brass and Gary L. Ginsberg. The Compensation Committee met one time during 2002.

    The Compensation Committee:

  reviews and recommends the compensation arrangements for our management;
  establishes and reviews general compensation policies; and
  administers our stock incentive plan and our restricted stock program.
    Compensation Committee Interlocks And Insider Participation. None of the members of the Compensation Committee was, during 2002, one of our officers or employees at any time.

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    The board of directors currently does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for you to nominate persons to serve as directors, the board of directors will consider recommendations from you, which should be addressed to our corporate secretary, Nancy A. Spangler, c/o Piper Rudnick LLP, 1775 Wiehle Avenue, Suite 400, Reston, Virginia 20190.

    Our directors have received no cash compensation for serving as directors. Directors who are not currently employees are eligible to receive grants of stock options under our 1999 Stock Incentive Plan.

EXECUTIVE OFFICERS

    In addition to Messrs. Katz and Kaplan, Mr. Kramer is our other executive officer.

    Robert O. Kramer , age 43, has been serving as our President since July 2001. From May 2000 to July 2001, Mr. Kramer served as our Chief Technology Officer. From July 1984 to April 2000, Mr. Kramer served as senior executive of American Management Systems.

    Our officers are elected by the board of directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors or executive officers.

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EXECUTIVE COMPENSATION

The following summary compensation table sets forth the compensation paid by us during the last three years ending December 31, 2002, to our chief executive officer, and the other most highly compensated executive officers, other than our chief executive officer, whose total compensation for services in all capacities exceeded $100,000 during such year, whom we refer to as our "Named Executive Officers."

Summary Compensation Table

						Long Term Compensation

		________Annual Compensation________				___Awards___

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)	Other Annual Compensation ($)	Securities Underlying Options/SARs

Donald R. Katz Chief Executive Officer And Chairman, Board of Directors	2002 2001 2000	190,000 250,000 225,000	(2)	-- -- 112,500	-- -- --	400,000 600,000 --

Robert O. Kramer President	2002 2001 2000	250,000 250,000 149,680	(3)	-- -- 49,844	-- 100,000 (5) --	250,000 425,000 250,000

Andrew P. Kaplan Executive Vice President Chief Financial Officer	2002 2001 2000	190,000 181,396 157,917	(4)	-- -- 29,246	-- 100,000 (5) --	300,000 300,000 100,000

________________________
(1)	Reflects bonuses earned in the fiscal year indicated, paid during the following fiscal year.
(2)	The salary paid to Mr. Katz in 2001 is based on an annual base salary of $250,000 for the period starting on January 1, 2001 to July 31, 2001, and based on an annual base salary of $190,000 for the period starting on August 1, 2001 to December 31, 2001. Currently, the salary paid to Mr. Katz is based on an annual base salary of $190,000.
(3)	The salary paid to Mr. Kramer is based on an annual base salary of $250,000.
(4)	The salary paid to Mr. Kaplan is based on an annual base salary of $190,000.
(5)	Reflects a $100,000 retention payment in return for continuous employment through June 30, 2001.

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Options Granted in 2002

The following table provides the specified information concerning options granted to our Named Executive Officers for the fiscal year ended December 31, 2002:

Name	Number of Securities Underlying Options/SARs Granted	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

					5%	10%

Donald R. Katz	400,000	16.0%	$0.99	2/13/12	$249,200	$631,200
Robert O. Kramer	250,000	10.0%	$0.99	2/13/12	$155,750	$394,500
Andrew P. Kaplan	300,000	12.0%	$0.99	2/13/12	$186,900	$473,400

Option Exercises in 2002 and Year-End Values Table

The following table provides information concerning option exercises in 2002 and unexercised options held as of December 31, 2002, by our Named Executive Officers.

	Shares Acquired on Exercise	Value Received	Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002(1)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Donald R. Katz	--	--	487,225	512,775	--	--
Robert O. Kramer	--	--	532,417	392,583	--	--
Andrew P. Kaplan	--	--	623,474	401,526	--	--

___________________________________
(1)	Based on $0.30 per share, the closing price of our common stock on the Nasdaq SmallCap Market on December 31, 2002, none of the options were "in-the-money."

EMPLOYMENT ARRANGEMENTS

    We have not entered into formal employment agreements with any of our Named Executive Officers. Our employment arrangements with our Named Executive Officers, which are embodied in enforceable offer letters, provide for a base salary, which may be increased by our board of directors, and bonus, which may take the form or a combination of an annual bonus, transaction bonus, and/or retention payment.

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    Donald R. Katz . Mr. Katz’s employment arrangement provides him with an annual base salary of $190,000. In 2002, Mr. Katz was granted an option to acquire 400,000 shares of our common stock in lieu of any cash bonus. Mr. Katz is entitled, under the Company’s Management Incentive Plan, to a one-time bonus of $200,000 if the Company is sold or if it obtains additional funding in an amount of $15 million or more (transaction bonus). Mr. Katz is entitled to this bonus as a result of the recent completion of the Company’s Series C financing. In the event that Mr. Katz is terminated by the Company without cause or he terminates his employment for good reason, he will receive nine month’s severance as well as health benefits for 18 months.

    Robert O. Kramer. Mr. Kramer’s employment arrangement provides him with an annual base salary of $250,000. In 2002, Mr. Kramer was granted an option to acquire 250,000 shares of our common stock in lieu of any cash bonus. In 2001, the Company paid Mr. Kramer a retention payment of $100,000 for remaining employed with the Company during 2001 pursuant to the terms of a letter agreement. Mr. Kramer also has access to a corporate apartment.

    Andrew P. Kaplan. Mr. Kaplan's employment arrangement provides him with an annual base salary of $190,000. In 2002, Mr. Kaplan was granted an option to acquire 300,000 shares of our common stock in lieu of any cash bonus. Mr. Kaplan is entitled to six-month severance if we terminate his employment. We also provide him access to a corporate apartment. In 2001, the Company paid Mr. Kaplan a retention payment of $100,000 for remaining employed with the Company during 2001 pursuant to the terms of a letter agreement. Mr. Kaplan is entitled, under the Company’s Management Incentive Plan, to a one-time bonus of $200,000 if the Company is sold or if it obtains additional funding in an amount of $15 million or more (transaction bonus). Mr. Kaplan is entitled to this bonus as a result of the recent completion of the Company’s Series C financing.

    We require all our employees to sign agreements that prohibit the disclosure of our confidential or proprietary information. Each of these employees also has agreed to non-competition and non-solicitation provisions that will be in effect during his employment and for one year thereafter.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

    None of the members of the Compensation Committee was, during 2002, one of our officers or employees at any time.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our equity compensation plans as of December 31, 2002.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column) (1)
Equity compensation plans approved by security holders	7,547,150	$2.40	1,428,038
Equity compensation plans not approved by security holders	--	--	--
Total	7,547,150	$2.40	1,428,038
(1)	Represents shares of common stock issuable in connection with such equity compensation plans.

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COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION
For the Year Ended December 31, 2002

    The Compensation Committee of the board of directors is comprised of three independent directors as of the date of this report: Gary L. Ginsberg, Richard Brass and Winthrop Knowlton. Gary L. Ginsberg and Richard Brass were named to the Compensation Committee on April 18, 2001. Mr. Knowlton has been serving on the Compensation Committee since July 1999.

    We have the authority to handle management of compensation matters, including establishing the compensation of the Chief Executive Officer and incentive compensation for the employees of the Company, and to serve as the committee authorized to grant options under the Company’s stock option plans and administer the employee stock purchase plan. The Compensation Committee met one time separately from the board of directors during 2002.

    The Company uses various national and local compensation surveys to develop its compensation strategy and plans. We also refer to these surveys for executive compensation purposes.

    There are four components to our executive compensation program: base salary; bonus; stock options; and retirement plan. Our compensation philosophy is to be competitive with comparable and directly competitive companies in order to attract, retain, and motivate highly qualified employees. To this end, we have adjusted the mix of the compensation components from year to year according to the Company’s performance.

    BASE SALARY. Executive base salary is adjusted periodically based on financial results and performance on developmental objectives that we believe are critical to the Company’s long-term progress. These objectives include progress on the Company’s current business plan’s objectives and staff development.

    BONUS. We annually determine whether to pay bonuses and approve executive bonuses based upon the achievement of earnings and performance objectives that, we believe, are critical to the Company’s long-term progress and success. Bonuses are payable to officers, managers, and key employees based upon the recommendation of the Chief Executive Officer. We approve the bonuses for each of the Named Executive Officers. During 2002, the Company did not pay bonuses or retention payments to Named Executive Officers.

    STOCK OPTIONS. Participants in the Company’s stock option plans include directors, executive officers, and key employees. Stock options are granted to new employees on their hiring date based on the recommendation of the Company's officers to us and subject to our approval. In addition, the Company's officers periodically recommend to us, for our approval at regularly scheduled Compensation Committee meetings, stock option grants to employees based on merit. Options outstanding under current plans fully vest in a period of up to 50-months and expire in ten years. The Compensation Committee granted options in 2002 to Messrs. Katz, Kaplan and Kramer which are designed to be a meaningful portion of their overall compensation and to reinforce our goal of retaining key executives.

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    RETIREMENT. The Company adopted a non-contributory 401(k) plan for its employees, including executive officers.

    CHIEF EXECUTIVE COMPENSATION. Mr. Katz’s compensation for 2002 is shown in the summary compensation table included in our proxy statement. In determining compensation for Mr. Katz, the Compensation Committee reviewed how chief executive officers of companies in the same industry as ours are compensated.

                                        Gary L. Ginsberg
                                        Richard Brass
                                        Winthrop Knowlton

AUDIT COMMITTEE REPORT ON
AUDITED FINANCIAL STATEMENTS
For the Year Ended December 31, 2002

    The Audit Committee of the board of directors is comprised of three independent directors as of the date of this report: Gary L. Ginsberg, Richard Sarnoff and Winthrop Knowlton. Mr. Knowlton has been serving on the Audit Committee since July 1999 and Messrs. Ginsberg and Sarnoff having been serving on the Audit Committee since April 2001. Messrs. Knowlton, Ginsberg, and Sarnoff are independent directors, as required by Nasdaq listing standards. We met six times during 2002 and two times in 2003 in connection with the year-end audit.

    We operate under a written charter adopted by the board of directors, and are responsible for overseeing Audible's financial reporting processes on behalf of the board of directors. Each year, we recommend to the board of directors, subject to stockholder ratification, the selection of Audible's independent auditors.

    Management is responsible for the Company’s financial statements and the financial reporting processes, including internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. Our responsibility is to monitor and oversee these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and

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applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that our Company’s independent accountants are in fact "independent."

    In this context, we have met and held discussions with management and KPMG LLP, the Company’s independent auditors. Management represented to us that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed the consolidated financial statements with management and the independent auditors. We discussed with KPMG LLP the matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of KPMG’s judgments about the quality (not just the acceptability) of the Company’s accounting principles as applied to financial reporting.

    KPMG LLP also provided us with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with KPMG LLP that firm’s independence. We further considered whether the provision by KPMG LLP of the non-audit services described elsewhere in this proxy statement is compatible with maintaining the auditors’ independence.

    Based our discussion with management and the independent auditors and our review of the representation of management and the disclosures by the independent auditors to the Audit Committee, we recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. We and the board of directors have also recommended the selection of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2003, subject to stockholder ratification.

                                        Gary L. Ginsberg
                                        Richard Sarnoff
                                        Winthrop Knowlton

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PRINCIPAL STOCKHOLDERS

The following table shows the number of shares of our common stock beneficially owned as of August 4, 2003 by:

  each person who we know beneficially owns more than 5% of the common stock;
  each member of our board of directors;
  each of our Named Executive Officers; and
  all of the directors and executive officers as a group.
    Unless otherwise indicated, (i) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable, and (ii) the address for the persons named in the table is c/o Audible, Inc., 65 Willowbrook Boulevard, Wayne, New Jersey 07470.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding (1)

Apax Managers, Inc.(2) 445 Park Avenue, 11 th Floor New York, NY 10022	21,415,444	40.9%

Microsoft Corporation (3) One Microsoft Way Redmond, WA 98052-6399	1,975,000	6.4%

Special Situations Fund III, L.P. (4) Special Situations Private Equity Fund, L.P Special Situation Technology Fund 153 East 53 rd Street New York, NY 10022 Special Situations Cayman Fund, L.P. C/o CIBC Bank and Trust Company (Cayman) Limited CIBC Bank Building P.O. Box 694 Grand Cayman, Cayman Islands British East Indies	4,950,851	15.4%

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Amazon.com, Inc. (5) Amazon.com Commerce Services, Inc Amazon.com Holdings, Inc Amazon.com NV Investment Holdings, Inc 1200 12 th Avenue South Suite 1200 Seattle, WA 98144	1,840,033	5.8%

Random House, Inc. (6) Random House Ventures L.L.C. Bertelsmann Multimedia, Inc. 1540 Broadway New York, NY 10036	5,948,197	16.2%

Richard Brass	0	*

Winthrop Knowlton (7)	196,875	*

Donald R. Katz (8)	1,952,824	6.2%

Robert O. Kramer (9)	677,948	2.1%

Andrew Kaplan (10)	803,824	2.5%

Richard Sarnoff (11)	80,000	*

Gary L. Ginsberg (12)	80,000	*

Johannes Mohn (13)	80,000	*

Oren Zeev	0	*

All Named Executive Officers and directors as a group (9 persons) (14)	3,871,471	11.6%
* less than 1%
_______________________
(1)            As of August 4, 2003, we had outstanding 30,997,944 shares of common stock, 3,408,420 shares of Series A convertible preferred stock (each share of which is convertible into 4.0323 shares of common stock), 1,250,000 shares of Series B convertible preferred stock (each share of which is convertible into one share of common stock) and 1,111,111 shares of Series C convertible preferred stock (each share of which is convertible into ten shares of common stock). Unless otherwise noted, the persons named in this table have sole voting power with respect to all shares of common stock. In compliance with the SEC rules, for purposes of calculating the percentage of common stock outstanding, any securities not outstanding which are subject to options, warrants or conversion privileges, including our Series A convertible preferred stock, Series B convertible preferred stock and Series C convertible preferred stock, are deemed outstanding for the purposes of computing

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the percentage of the outstanding securities owned by such person but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person. Share ownership in each case includes shares issuable upon exercise of outstanding options and warrants that are exercisable within 60 days of August 4, 2003.
(2)           The number of shares beneficially owned is based on the information contained in that certain Schedule 13D that was filed with the SEC on August 12, 2003, reporting beneficial ownership of securities of the Company held by Apax Excelsior VI, L.P., Apax Excelsior VI-A, C.V., Apax Excelsior VI-B, C.V. and Patricoff Private Investment Club III, L.P. (collectively, the "Excelsior VI Funds"). As reported in the Schedule 13D, Apax Managers, Inc. is the general partner of certain entities, including Apax Excelsior VI Partners, L.P. Apax Excelsior VI Partners, L.P. is the general partner of certain private equity funds, including the Excelsior VI Funds. As reported in the Schedule 13D, Apax Managers, Inc. has the sole power to vote or direct the vote and to dispose or to direct the disposition of all 21,415,444 shares of common stock deemed beneficially owned by it. The aggregate of 21,415,444 shares of common stock deemed beneficially owned by Apax Managers, Inc. includes 14,008,034 shares of common stock issuable upon conversion of 3,473,967 shares of our Series A convertible preferred stock, and 7,407,410 shares issuable upon conversion of 740,741 shares of our Series C convertible preferred stock.
(3)            Includes 100,000 shares issuable upon exercise of warrants.
(4)           The number of shares beneficially owned is based on the information contained in that certain Schedule 13G that was filed with the SEC on March 4, 2002, as amended on November 8, 2002 and February 14, 2003, reporting beneficial ownership of securities of the Company held by Special Situations Fund III, L.P., Special Situations Private Equity Fund, L.P., Special Situations Cayman Fund, L.P., and Special Situations Technology Fund, L.P. As reported in the Schedule 13G, Austin Marxe and David Greenhouse beneficially own 4,950,851 shares of common stock, of which: (i) 1,924,623 shares of common stock and 627,906 shares of common stock issuable upon exercise of warrants are held by Special Situations Fund III, L.P., (ii) 791,193 shares of common stock and 261,628 shares of common stock issuable upon exercise of warrants are held by Special Situations Private Equity Fund, L.P., (iii) 536,949 shares of common stock and 174,419 shares of common stock issuable upon exercise of warrants are held by Special Situations Cayman Fund, L.P., and (iv) 477,156 shares of common stock and 156,977 shares of common stock issuable upon exercise of warrants are held by Special Situations Technology Fund, L.P. As reported in the Schedule 13G, (i) MGP Advisers Limited Partnership acts as general partner of and investment adviser to Special Situations Fund III, L.P., (ii) MG Advisers, L.L.C. acts as general partner of and investment adviser to Special Situations Private Equity Fund, L.P., (iii) AWM Investment Company, Inc. acts as the general partner of MGP Advisers Limited Partnership, and general partner of and investment adviser to Special Situations Cayman Fund, L.P., and (iv) SST Advisers, L.L.C. acts as general partner of and investment adviser to Special Situations Technology Fund, L.P. Austin Marxe and David Greenhouse have shared power to vote or to direct the vote of and to dispose or to direct the disposition of securities reported in the Schedule 13G which are beneficially owned by Austin Marxe and David Greenhouse by virtue of being executive officers of the investment advisers of each of the four funds.
(5)           The number of shares beneficially owned is based on the information contained in that certain Schedule 13G that was filed with the SEC on February 14, 2002, reporting

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beneficial ownership of securities of the Company held by Amazon.com, Inc. As reported in the Schedule 13G, Amazon.com, Inc. is the indirect beneficial owner of: (i) 1,340,033 shares of common stock, which shares are held directly by Amazon.com Commerce Services, Inc., a wholly owned subsidiary of Amazon.com Holdings, Inc. which, in turn, is a wholly owned subsidiary of Amazon.com, Inc., and (ii) 500,000 shares of common stock issuable upon exercise of warrants held by Amazon.com NV Investment Holdings, Inc. Amazon.com NV Investment Holdings, Inc. is also a wholly owned subsidiary of Amazon.com, Inc.
(6)           Includes 1,250,000 shares issuable upon conversion of our Series B convertible preferred stock, 3,703,700 shares issuable upon conversion of our Series C convertible preferred stock and 824,7171 shares of common stock issuable upon exercise of warrants.
(7)           Includes 95,000 shares issuable upon exercise of options.
(8)           Includes 653,324 shares issuable upon exercise of options.
(9)           Includes 1,200 shares held in trust for minor child of which Mr. Kramer controls and 674,648 shares issuable upon exercise of options.
(10)         Includes 796,824 shares issuable upon exercise of options.
(11)         Includes 80,000 shares issuable upon exercise of options.
(12)         Includes 80,000 shares issuable upon exercise of options.
(13)         Includes 80,000 shares issuable upon exercise of options.
(14)         Includes 2,459,796 shares issuable upon exercise of options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Special Situations Fund III, L.P., Special Situations Private Equity Fund, L.P., Special Situations Cayman Fund, L.P. and Special Situations Technology Fund, L.P. In January 2002, Special Situations Fund III, L.P., Special Situations Private Equity Fund, L.P., Special Situations Cayman Fund, L.P. and Special Situations Technology Fund, L.P. purchased an aggregate of 4,069,758 shares of our common stock and warrants to purchase an aggregate of 1,220,930 shares of our common stock for $3,500,000.48. Special Situations Fund III, L.P., Special Situations Private Equity Fund, L.P., Special Situations Cayman Fund, L.P. and Special Situations Technology Fund, L.P. in the aggregate, own more than 5% of our common stock.

Apax Managers, Inc. and Bertelsmann A.G. In August 2003, funds managed by Apax Managers, Inc. and entities affiliated with Bertelsmann A.G. purchased an aggregate of 1,111,111 shares of our Series C convertible preferred stock for an aggregate purchase price of $6,000,000. Apax Managers, Inc. beneficially owns, in the aggregate, more than 5% of our common stock (on an as converted basis). Entities affiliated with Bertelsmann A.G. own, in the aggregate, more than 5% of our common stock (on an as converted basis).

We believe that the transactions described above were made on terms no less favorable to us than if such transactions were with non-affiliates.

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PERFORMANCE GRAPH

    The following graph shows the comparison of cumulative total return on our common stock, based on the market price of our common stock assuming reinvestment of dividends with a comparable return of the JP Morgan H & Q Internet 100 Index, the RDG Internet Composite Index and the Nasdaq Stock Market (U.S.) Index, for the period beginning July 16, 1999 through July 31, 2003. *

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PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF AUDITORS

    KPMG LLP has served as our independent auditors since September 1996 and has been selected by our board of directors as our independent auditors for the year ending December 31, 2003. In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock, Series A convertible preferred stock, Series B convertible preferred stock and Series C convertible preferred stock voting thereon, management will review its future selection of auditors.

    Representatives of KPMG LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

    Audit Fees . KPMG LLP billed us an aggregate of $189,000 for professional services rendered for the audit of our financial statements for 2002 and its reviews of our financial statements included in our Forms 10-Q during 2002.

    Financial Information Systems Design and Implementation Fees . During the calendar year ended December 31, 2002, KPMG LLP provided no services and therefore did not bill us in connection with financial information systems design and implementation.

    All Other Fees . During the calendar year ended December 31, 2002, KPMG LLP billed us an aggregate of $25,500 for services rendered in connection with research, consultation and tax work.

    The Audit Committee has determined that the provision of services by KPMG LLP described in the preceding two paragraphs are compatible with maintaining KPMG LLP’s independence as our independent auditors.

    Unless marked to the contrary, proxies received will be voted " FOR" ratification of the appointment of KPMG LLP as the independent auditors for the current year.

Required Vote

    The ratification of the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2003 requires the affirmative vote of the holders of a majority of the shares of our common stock, Series A redeemable convertible preferred stock, Series B convertible preferred stock and Series C convertible preferred stock voting together as a single class (on an as converted basis) present at the annual meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

    OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS.

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PROPOSAL No. 3: APPROVAL OF AN AMENDMENT TO THE COMPANY’S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

    The board of directors has adopted, subject to stockholder approval, an amendment to the Company’s Amended and Restated Certificate of Incorporation which will increase the Company’s authorized number of shares of common stock from 75,000,000 shares to 120,000,000 shares. As amended, the first paragraph of Article IV of the Company’s Amended and Restated Certificate of Incorporation will read in its entirety as follows:

"The total number of shares of all classes of stock which the Corporation shall have authority to issue is 130,000,000 shares, of which (i) 120,000,000 shall be shares of common stock, par value $0.01 per share (the "Common Stock"), and (ii) 10,000,000 shall be shares of preferred stock, par value $0.01 per share (the "Preferred Stock")."

    In addition to the 30,997,944 shares of common stock outstanding at August 4, 2003, there were outstanding on that date 3,473,967 shares of our Series A convertible preferred stock (convertible into 14,008,034 shares of common stock), 1,250,000 shares of our Series B convertible preferred stock (convertible into 1,250,000 shares of common stock) and 1,111,111 shares of our Series C convertible preferred stock (convertible into 11,111,110 shares of common stock). In addition, we have reserved approximately 8,998,650 shares of common stock for issuance upon exercise of outstanding options granted under the Company’s stock option plan, and up to 3,542,271 shares of common stock which may be issued upon exercise of outstanding warrants.

    We have reserved shares of common stock to be issued upon the conversion of options, warrants and other convertible securities. In addition, shares of common stock may be issuable in respect of accrued but unpaid dividends on our Series A convertible preferred stock and Series C convertible preferred stock. Our board of directors believes it is advisable to increase the authorized number of shares of common stock in order to have additional shares of common stock available to provide us with the flexibility to use the company’s capital stock for business and financial purposes in the future. The additional shares may be used for various purposes, including, without limitation, stock splits, raising additional equity capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the Company’s business or product lines through the acquisition of other businesses or products. The board of directors has no current plans to issue additional shares of common stock in connection with any acquisitions of other businesses or products.

    The additional common stock to be authorized will have rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment and issuance of the common stock will not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to issuing additional shares of common stock and increasing the number of shares of common stock outstanding, such as dilution of the earnings per share and the voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing with the Secretary of State of the State of

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Delaware of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation.

Required Vote

    Approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of the Company’s authorized shares of common stock from 75,000,000 shares to 120,000,000 shares requires (i) the affirmative vote of a majority of our issued and outstanding shares of common stock, and (ii) the affirmative vote of a majority of our issued and outstanding shares of common stock, Series A convertible preferred stock, Series B convertible preferred stock and Series C convertible preferred stock, voting together as a single class (on an as converted basis). Abstentions and broker non-votes will have the same effect as negative votes.

Recommendation of the Board of Directors

    OUR Board of Directors BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

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PROPOSAL No. 4: APPROVAL OF AN AMENDMENT TO THE COMPANY’S
1999 STOCK INCENTIVE PLAN

    The board of directors has adopted, subject to stockholder approval, an amendment to the Company’s 1999 Stock Incentive Plan which will increase the authorized number of shares of common stock available for issuance under the plan from 9,000,000 to 12,600,000 shares.

General .

    The Company's 1999 Stock Incentive Plan currently provides for the issuance of up to 9,000,000 shares of common stock. As of August 4, 2003, options to acquire 8,998,650 shares of common stock are issued and outstanding under the 1999 Stock Incentive Plan. On July 31, 2003, the board of directors voted to amend the 1999 Stock Incentive Plan to increase the number of shares authorized and reserved for issuance thereunder from 9,000,000 shares to 12,600,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events), and to recommend the amendment to the stockholders of the Company for approval. The board of directors' primary reason for adopting the amendment was to enhance the Company's ability to attract, retain and motivate key personnel. The board of directors believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel, and that the approval of the amendment of the 1999 Stock Incentive Plan furthers these objectives.

Description of the Plan . Our Stock Incentive Plan authorizes the grant of stock options, stock appreciation rights, stock awards, phantom stock and performance awards. The Compensation Committee administers the 1999 Stock Incentive Plan. The Committee has sole power and authority, consistent with the provisions of the 1999 Stock Incentive Plan, to determine which eligible participants will receive awards, the form of the awards and the number of shares of our common stock covered by each award. The Committee may impose terms, limits, restrictions and conditions upon awards, and may modify, amend, extend or renew awards, accelerate or change the exercise time of awards or waive any restrictions or conditions to an award.

Types of Awards .

Options. We can grant options to purchase shares of our common stock that either are intended to qualify as incentive stock options under the Internal Revenue Code or that do not qualify as incentive options. The Committee can determine the option exercise price, the term of each option, the time when each option may be exercised and, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised.

Stock Appreciation Rights. We can grant rights to receive a number of shares or cash amounts, or a combination of the two that is based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Committee. We can award shares of our common stock at no cost or for a purchase price. These stock awards may be subject to restrictions at the Committee's discretion.

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Phantom Stock. We can grant stock equivalent rights, or phantom stock, which entitle the recipient to receive credits which are ultimately payable in the form of cash, shares of our common stock or a combination of both. Phantom stock does not entitle the holder to any rights as a stockholder.

Performance Awards. We can grant performance awards to participants entitling the participants to receive cash, shares of our common stock, or a combination of both, upon the achievement of performance goals and other conditions determined by the committee. The performance goals may be based on our operating income, or on one or more other business criteria selected by the Committee. We can grant other stock-based awards. These stock-based awards may be denominated in cash, in common stock, or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into common stock, or in any combination of the foregoing and may be paid in common stock or other securities, in cash, or in a combination of common stock or other securities and cash, all as determined in the sole discretion of the Committee.

Required Vote

Approval of the amendment to the Company’s 1999 Stock Incentive Plan requires the affirmative vote of a majority of our issued and outstanding shares of common stock, Series A convertible preferred stock, Series B convertible preferred stock and Series C convertible preferred stock, voting together as a single class (on an as converted basis). Abstentions and broker non-votes will have the same effect as negative votes.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN AND RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE AMENDMENT TO THE 1999 STOCK INCENTIVE PLAN.

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STOCKHOLDER PROPOSALS

    Pursuant to Rule 14a-8 promulgated under the Exchange Act, our stockholders may present proposals for inclusion in our proxy statement for consideration at the next annual meeting of our stockholders by submitting their proposals to us in a timely manner. Any such proposal must comply with Rule 14a-8 and must be received by the Company at the address appearing on the first page of this proxy statement no later than December 30, 2003.

    Our by-laws require stockholders who intend to propose business for consideration by stockholders at an annual meeting, other than stockholder proposals that are included in the proxy statement, to give written notice to our Secretary not less than sixty days and not more than ninety days before the anniversary of the prior years’ meeting. A stockholder must submit a matter to be raised at our 2004 meeting of stockholders on or after June 27, 2004, but not later than, July 28, 2004. The written notice should be sent to our corporate secretary, Nancy A. Spangler, c/o Piper Rudnick LLP, 1775 Wiehle Avenue, Suite 400, Reston, VA 20190, and must include a brief description of the business, the reasons for conducting such business, any material interest the stockholder has in such business, the name and address of the stockholder as they appear on our books and the number of shares of our common stock the stockholder beneficially owns.

        SEC rules set forth standards for what stockholder proposals we are required to include in a proxy statement for an annual meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Our directors and executive officers must file reports with the Securities and Exchange Commission indicating the number of shares of our common stock they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to us. Based on our review of these reports and written representations from the persons required to file them, we believe each of our directors and executive officers filed all other required reports during 2002 in a timely fashion.

OTHER MATTERS

    Our board of directors knows of no other business that will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

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    It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

    We have filed an Annual Report on Form 10-K/A for the year ended December 31, 2002, with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10-K/A by writing to our Chief Financial Officer, Andrew P. Kaplan, at Audible, Inc., 65 Willowbrook Boulevard, Wayne, N.J. 07470. Our Form 10-K/A is also available through our website at www.audible.com.

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AUDIBLE, INC.
65 Willowbrook Boulevard
Wayne, N.J. 07470

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS

    The undersigned hereby appoints Donald R. Katz, Andrew P. Kaplan and Nancy A. Spangler, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock, Series A convertible preferred stock, Series B convertible preferred stock and Series C convertible preferred stock of Audible, Inc. (the "Company") held of record by the undersigned on August 19, 2003 at the Annual Meeting of Stockholders to be held on September 25,, 2003 at 10:00 a.m., local time, at the offices of the Company, 65 Willowbrook Boulevard, Wayne, NJ 07470, and any adjournment thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

    PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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DETACH HERE

☒ Please mark votes as in this example.

1.	Election of Two Directors to serve until 2006.
Nominees: (01) Gary L. Ginsberg and (02) Johannes Mohn.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Instruction: To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below:

2.	Ratify the appointment of KPMG LLP as independent public accountants for the fiscal year ending December 31, 2003.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized common stock available for issuance from 75,000,000 to 120,000,000.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Approve an amendment to the Company’s 1999 Stock Incentive Plan to increase the authorized number of shares available for issuance under the plan from 9,000,000 to 12,600,000.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting or any adjournment thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Please sign exactly as name appears hereon. Joint owners each should sign. Executors, administrators, trusts, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

__________________________________________
Signature of Shareholder

Date: _________________________________, 2003

__________________________________________
Signature if held jointly

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